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                                                                    EXHIBIT 99.1

             Xircom Agrees to Acquire Omnipoint Technologies from
                      VoiceStream(R) Wireless Corporation

                 VoiceStream takes equity stake and board seat as part of ongoing business technology alliance with Xircom


     THOUSAND OAKS, Calif., June 13, 2000 - Xircom, Inc. (Nasdaq: XIRC), the leading provider of mobile information access solutions, today announced that it is acquiring Omnipoint Technologies, Inc. (OTI), a wholly owned subsidiary of VoiceStream Wireless Corporation (Nasdaq: VSTR). This acquisition is a key element of Xircom's strategy to be a total provider of wireless data solutions for Wide Area, Personal Area, and Local Area Networks.

     An analyst call will be held at 5:00 PM, Eastern Standard Time today to discuss details of the acquisition. A live webcast of the announcement will also be available on Xircom's website at www.xircom.com/wirelesscall.
                                    ---------------------------

     Under the terms of the agreement, VoiceStream will become a minority investor in Xircom by holding 1,201,079 shares of Xircom common stock to be exchanged for all outstanding shares of OTI. Based on Xircom's June 12, 2000, closing price, the stock exchanged would have a value of $52.2 million. In addition, Xircom assumes certain liabilities, and unvested employee stock options with an in-the-money value of approximately $8.3 million as of June 9, 2000. This acquisition will be accounted for as a purchase, and Xircom expects to incur a charge to earnings related to the write-off of purchased in-process research and development of between $15 and $25 million during the quarter ended June 30, 2000. The transaction is expected to close within three weeks. Xircom expects the acquisition to become accretive to earnings in the second year of operations. The acquisition has been approved by the board of directors of each company and is subject to various closing conditions.

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     Robert R. Stapleton, President and Director of VoiceStream will accept a seat on Xircom's Board of Directors. Stapleton has served as Director of VoiceStream since April 1999 and President of VoiceStream since it was founded in 1994. Effective April 1998, Stapleton became responsible for all operations of VoiceStream.

     The acquisition of OTI enhances Xircom's wireless position by adding Wide Area Network (WAN), Global System for Mobile Communications (GSM), and General Packet Radio Service (GPRS) products and technology to its wireless data access solutions. OTI's management and engineering talent provides extensive experience in the wireless industry and secures a close working relationship with VoiceStream, the largest US provider of personal communications services with GSM technology. Recently, OTI has been focused on creating wireless data products based on GPRS technology and Xircom will leverage this expertise to move into current and next generation wireless solutions.

     Xircom, by combining its offerings with the expertise from OTI, will deliver wireless data products supporting GPRS. An emerging high-speed wireless service, GPRS offers a mobile data experience similar to current analog modems without wires and with access wherever GSM service is available worldwide. These products will be ideal for wireless data access from mobile devices such as notebook computers and handheld PCs, because GPRS delivers a constant connection as long as the device is powered on, eliminating the need to continually redial a modem. Users experience an "always on" connection to their data from anywhere, at any time, and are charged by the amount of data downloaded rather than by standard time-based billing.

     "The combination of Xircom's expertise in mobile data devices and OTI's GPRS technology will bring users unparalleled mobile access and connectivity," said Bo Piekarski, Vice-President of Strategic Business Initiatives for OTI.

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     "This acquisition will enable Xircom to deliver true mobility to our data customers. Our RealPort2(TM) PC Card and handheld communication cards provide multiple options to meet the varying needs of mobile data users. By adding GPRS, we are able to provide our customers with wireless access virtually anywhere," said Dirk Gates, Xircom chairman, president and chief executive officer. "OTI's extraordinary talent pool, history of innovation, wireless industry expertise, and long standing-history in the GSM operator community clearly position Xircom for leadership in the wireless data market."

     "Xircom is the leader in wired mobile data communications with established strength in the enterprise market, channels, and brands. Xircom's acquisition of OTI and alliance with VoiceStream will provide Xircom with access to a new market with 250 million worldwide GSM customers today," said John Stanton, Chairman, and Chief Executive Officer of VoiceStream. "Xircom's wireless data technology and international GSM expertise will combine with VoiceStream's high-speed packet data, Internet content, and high quality wireless service to provide worldwide mobile customers with wireless WAN data and Internet services."

General Packet Radio Service (GPRS)

     GPRS works in conjunction with the GSM voice network and is expected to be available in all areas where there is GSM coverage. GPRS enables mobile users to access the Internet, retrieve email, and connect to home and office networks with speeds up to 115 Kbps, depending upon the network operator's service offerings. It is anticipated that network operators will roll out GPRS in late 2000 or early 2001.

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Xircom Acquiring OTI
4-4-4-4

Global System for Mobile Communications (GSM)

     Global System for Mobile Communications (GSM) is an international digital radio standard, created by the European Telecommunications Standards Institute. Developed to allow users to roam freely among markets, it has become the globally accepted standard since the first systems began commercial operation in 1991.

     Adopted by 142 countries, GSM is the most widely used digital wireless standard in the world with approximately 300 million subscribers on six continents. In North America, GSM serves 3.6 million customers, with approximately 11 new cities going online each day. GSM offers unprecedented international and domestic roaming advantages to wireless consumers.

About Xircom, Inc.

     For over a decade mobile professionals around the world have relied on Xircom for access to their information anytime, anywhere. Xircom designs and develops innovative solutions that connect mobile users worldwide to corporate networks, the Internet, Intranets and other online resources. Xircom sells and supports its products in over 100 countries through distributors, resellers, electronic channels and global OEM partnerships. Headquartered in Thousand Oaks, California, with regional offices in Belgium, Japan and Singapore, Xircom has over 1,700 employees worldwide and trailing four-quarter revenue of $450 million.

     For more information on Xircom mobile access solutions visit
www.xircom.com, or telephone: (805) 376-9300, US Sales: (800) 438-4526, fax:
--------------
(805) 376-9311.

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Xircom worldwide press contacts:


Xircom Corporate:
Cheryl Renton
Manager, Corporate Public Relations

cheryl@renton@xircom.com
Tel. 805-376-6813

Xircom Regions:

Americas
Sally Peterson
Public Relations Manager
U.S. Customers, Channels and Vertical Markets Latin America and Canada sally@peterson@xircom.com
-------------------------
Tel. 805-375-8892

Europe/Middle East/Africa:
Carina Govaert
Public Relations Manager
carina@govaert@xircom.com
-------------------------
Tel. +32/3 450 0904

Asia Pacific:
Monica Li
Public Relations Executive
monica@li@xircom.com
--------------------
Tel. +65 732 5001

Japan:
Reiko Iwado
Public Relations Executive
reiko@iwado@xircom.com
----------------------
Tel: +81/(0)3 3407 0

About VoiceStream

     Based in Bellevue, WA, VoiceStream Wireless is a leading provider of wireless communications services in the United States. VoiceStream Wireless with Cook Inlet Region Inc., has licenses to provide service to over 218 million people with operating systems from New York to Hawaii. With licenses in 23 of the top 25 markets VoiceStream is one of the major providers of telecommunications services in the country. VoiceStream is the largest provider of personal communications service using the globally dominant GSM technology in the United States. VoiceStream is a member of the North American GSM Alliance LLC, a group of U.S. and Canadian digital wireless PCS carriers. The GSM Alliance helps provide GSM wireless communications for their customers in more than 4,000 U.S. and Canadian cities and towns as well as international service.

     In February 2000, VoiceStream acquired Omnipoint Corporation, the parent of OTI and Omnipoint Communications, a GSM carrier. VoiceStream is retaining all Omnipoint Communications' networks and FCC licenses.

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Xircom Acquiring OTI
6-6-6-6

VoiceStream Press Contacts:

Ken Prussing
------------
VoiceStream Investor Relations
(877) 853-8682
www.voicestream.com
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Kim Thompson
------------
VoiceStream Media Relations
(425) 653-5027
www.voicestream.com
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This news release contains certain forward-looking statements based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include the timing and success of new product introductions, anticipated value of in-process research and development, actual earnings performance, the introduction and adoption of applicable GPRS and GSM wireless technologies by service providers, the market acceptance by users of applicable GPRS and GSM wireless technologies, and the introduction and adoption of wireless technologies which may compete with GPRS and GSM wireless technologies.

Xircom is a registered trademark of Xircom, Inc. Other company or product names have been used for identification purposes only and may be trademarks or registered trademarks of their respective companies.

Xircom is headquartered in Thousand Oaks, Calif., and has regional headquarter offices in Antwerp, Belgium, Tokyo, Japan and Singapore. US Sales: (800) 438-4526. Telephone: (805) 376-9300 Fax: (805) 376-9311

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